UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 20, 2007

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number:  000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

          On August 20, 2007, Manatron, Inc. ("Manatron" or the "Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Hart InterCivic, Inc. ("Hart") to acquire substantially all of Hart's Records Management business and assume certain liabilities for a purchase price of approximately $4,800,000, which may be adjusted upwards or downwards after the closing date based on net tangible assets of Hart's Records Management business as of the closing date.

          The Company expects the transaction to be completed immediately before midnight on August 31, 2007. The closing of the transaction is subject to a number of conditions stated in the Purchase Agreement. The Purchase Agreement also contains representations and warranties of both parties, indemnification agreements, termination rights and a variety of covenants and agreements.

          The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. This description of the Purchase Agreement is qualified in its entirety by reference to the terms of the Purchase Agreement filed as Exhibit 2.1 hereto.

          The representations and warranties contained in the Purchase Agreement are only contractual provisions that define certain of the rights of the parties to the Purchase Agreement. Some of these representations and warranties are modified by exceptions contained in a disclosure schedule. No one other than the parties to the Purchase Agreement is entitled to rely on the representations and warranties in the Purchase Agreement. No one should expect or assume that the representations and warranties are or will be entirely complete, accurate and not misleading without exception or omission. Under the Purchase Agreement, the parties have, in their discretion, the rights to waive the accuracy of representations and warranties, the satisfaction of conditions, and the performance of covenants and agreements provided in the Purchase Agreement for its benefit in its discretion. Such waivers will not constitute an amendment of the Purchase Agreement and it is not expected that such waivers will be publicly disclosed. It should not be assumed that the transaction will occur on exactly the terms and with satisfaction of all conditions stated in the Purchase Agreement.

          On August 21, 2007, Manatron, Inc. filed the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	2.1	Asset Purchase Agreement between Manatron, Inc. and Hart InterCivic, Inc. dated August 20, 2007.

	99.1	Manatron, Inc. Press Release dated August 21, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2007	MANATRON, INC. (Registrant)

	By:	/s/ Paul R. Sylvester
Paul R. Sylvester President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1	Asset Purchase Agreement between Manatron, Inc. and Hart InterCivic, Inc. dated August 20, 2007.

99.1	Manatron, Inc. Press Release dated August 21, 2007.